UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2024
Sunrise Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-41971	93-3168928
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
525 Okeechobee Blvd., Suite 1650
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)
561-510-2390
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SUNS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On July 9, 2024, AFC Gamma, Inc. (“AFC Gamma”) announced the completion of the previously announced separation and spin-off (the “Spin-Off”) of the AFC Gamma’s commercial real estate (“CRE”) portfolio into an independent, publicly-traded REIT, Sunrise Realty Trust, Inc. (“SUNS” or the “Company”). The Separation was effected by the transfer of AFC Gamma’s CRE portfolio, from AFC Gamma to SUNS and the distribution of all of the outstanding shares of SUNS common stock to all of AFC Gamma’s stockholders of record as of the close of business on July 8, 2024 (the “Record Date”). AFC Gamma’s stockholders of record as of the Record Date received one share of SUNS common stock for every three shares of AFC Gamma common stock held as of the Record Date. As a result of the Spin-Off, SUNS is now an independent, publicly company trading under the symbol “SUNS” on the Nasdaq Capital Market.
Separation and Distribution Agreement
On July 8, 2024, SUNS and AFC Gamma entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) which contains provisions that, among other things, relate to (i) assets, liabilities and contracts to be transferred, assumed and assigned to each of SUNS and AFC Gamma as part of the Separation, (ii) cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of SUNS business with SUNS and financial responsibility for the obligations and liabilities of AFC Gamma’s remaining business with AFC Gamma, (iii) procedures with respect to claims subject to indemnification and related matters, including with respect to the release of pre-distribution claims, and (iv) the allocation among SUNS and AFC Gamma of rights and obligations under existing insurance policies.
Under the Separation and Distribution Agreement, SUNS and AFC Gamma each agreed to indemnify the other and each of the other’s current and former directors, officers, and employees, and each of the heirs, executors, administrators, successors, and assigns of any of them, against certain liabilities incurred in connection with the Separation and Distribution and SUNS’ and AFC Gamma’s respective businesses. The amount of either AFC Gamma or SUNS’ indemnification obligations will be reduced by any net insurance proceeds the party being indemnified receives.
Tax Matters Agreement
In connection with the Spin-Off, on July 8, 2024, SUNS and AFC Gamma entered into a tax matters agreement (the “Tax Matters Agreement”), which contains arrangements with respect to certain tax matters and governs the parties’ respective rights, responsibilities, and obligations with respect to taxes for both pre- and post-closing periods, including taxes arising in the ordinary course of business and taxes incurred as a result of the Separation and the Distribution.
Under the Tax Matters Arrangement, SUNS is responsible for (i) any of SUNS’ taxes for all periods prior to and after the Distribution and (ii) any taxes of the AFC Gamma group for periods prior to the Distribution to the extent attributable to the commercial real estate lending business. AFC Gamma generally is responsible for any of the taxes of the AFC Gamma group other than taxes for which SUNS is responsible. AFC Gamma is also responsible for its taxes arising as a result of the Separation and Distribution. Notwithstanding the foregoing, sales, use, transfer, real property transfer, intangible, recordation, registration, documentary, stamp or similar taxes imposed on the Distribution shall be borne fifty percent (50%) by SUNS and fifty percent (50%) by AFC Gamma. SUNS shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which SUNS is responsible for under the Tax Matters Agreement and AFC Gamma shall be entitled to any refund (and any interest thereon received from the applicable tax authority) of taxes for which AFC Gamma is responsible for under the Tax Matters Agreement.
Each of AFC Gamma and SUNS will indemnify each other against any taxes allocated to such party under the Tax Matters Agreement and related out-of-pocket costs and expenses.
Management Agreement
On February 22, 2024, SUNS and its manager, Sunrise Manager LLC (“SUNS Manager”), entered into a management agreement (the “Management Agreement”), effective upon the listing of SUNS common stock, relating to services provided by SUNS Manager in managing the loans and day-to-day operations of SUNS and to otherwise perform services for SUNS. The Management Agreement contains provisions that, among other things, relate to (i) customary indemnification of SUNS Manager and its affiliates, (ii) an initial term of three years from the effective date of the agreement, with automatic one-year period renewals unless SUNS or SUNS manager elect not to renew and (iii) termination of the Management Agreement.

A summary of the Management Agreement can be found in the Information Statement forming a part of SUNS’ registration statement on Form 10, initially filed with the Commission on February 22, 2024, as amended, and declared effective on July 2, 2024 (File No. 001-41971) (the “Information Statement”), in the section entitled “SUNS Manager and SUNS Management Agreement.” Such description is incorporated herein by reference.
Administrative Services Agreement
On July 8, 2024, the manager for SUNS, Sunrise Manager LLC (“SUNS Manager”), entered into an Administrative Services Agreement (the “Administrative Services Agreement”) with TCG Services LLC, a wholly-owned entity of Tannenbaum Capital Group and an affiliate of SUNS Manager and Leonard Tannenbaum, our Executive Chairman and Robyn Tannenbaum, our President. The Administrative Services Agreement sets forth the terms on which TCG Services will provide SUNS certain administrative services, including providing personnel, office facilities, information technology and other equipment and legal, accounting, human resources, clerical, bookkeeping and record keeping services at such facilities and other services. A summary of the Administrative Services Agreement can be found in the Information Statement, in the section entitled “The Separation and Distribution—Administrative Services Agreement.” Such description is incorporated herein by reference.
Additional Information
The descriptions of the foregoing agreements are intended to provide a general description only, are subject to the detailed terms and conditions of, and are qualified in their entirety by reference to the full text of, those agreements, which are attached hereto as Exhibits 2.1, 10.1 and 10.2, each of which is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
Pursuant to the Separation and Distribution Agreement, AFC Gamma completed the Spin-Off on July 9, 2024, through the Distribution to all holders of outstanding shares of AFC Gamma common stock as of the close of business on the Record Date. For every three shares of AFC Gamma common stock held, such holder received one share of SUNS common stock, and holders will receive cash in lieu of any fractional share of SUNS common stock they otherwise would have been entitled to receive in connection with the Distribution.
SUNS is now a standalone publicly-traded company, and on July 9, 2024 trading of the Company’s common stock commenced on The Nasdaq Capital Market (“Nasdaq”).
Item 5.01. Change in Control of Registrant.
The information relating to the Spin-Off provided in Item 1.01 of this Current Report is incorporated herein by reference.
On July 9, 2024, AFC Gamma completed the Spin-Off of the Company to the stockholders of AFC Gamma. The Company is now an independent publicly-traded REIT and its common stock trades on Nasdaq under the symbol “SUNS”.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SUNS 2024 Stock Incentive Plan
SUNS has adopted the 2024 Stock Incentive Plan (the “Plan”). A summary of the Plan can be found in the Information Statement in the section entitled “Management—2024 Stock Incentive Plan.” Such description is incorporated herein by reference. The description of the foregoing Plan is intended to provide a general description only, is subject to the detailed terms and conditions of, and is qualified in its entirety by reference to the full text of, the Plan, which is attached hereto as Exhibit 10.3, which is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On July 9 2024, SUNS posted an investor presentation to the Company’s website.
The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1*	Separation and Distribution Agreement, dated as of July 8, 2024, by and between AFC Gamma, Inc. and Sunrise Realty Trust, Inc.
10.1	Tax Matters Agreement, dated as of July 8, 2024, by and between AFC Gamma, Inc. and Sunrise Realty Trust, Inc.
10.2	Management Agreement (filed as Exhibit 10.2 to Amendment No. 2 to the Company’s Registration Statement on Form 10-12B on May 20, 2024 and incorporated herein by reference).
10.3+
Sunrise Realty Trust, Inc. 2024 Stock Incentive Plan (filed as Exhibit 10.4 to Amendment No. 3 to the Company’s Registration Statement on Form 10-12B on June 10, 2024 and incorporated herein by reference).

99.1	Investor Presentation, dated July 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Portions of this exhibit omitted pursuant to Item 601(b)(2) and Item 601(b)(10) of Regulation S-K, as applicable. The Company agrees to furnish a supplemental and unredacted copy of any omitted schedule to the Securities and Exchange Commission upon its request.
+Management contract or compensatory plan or arrangement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE REALTY TRUST, INC.

Date: July 9, 2024	By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer